Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-37117 on Form S-3, Registration Statement No. 333-67696 on Form S-4 and Registration Statement Nos. 333-71764 and 333-67698 on Form S-8 of Science Applications International Corporation of our report dated February 14, 2002, appearing in this Annual Report on Form 11-K of General Sciences Corporation Retirement Plan for the eight months ended August 31, 2001 and as of December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 25, 2002